EXHIBIT 10.9

TERM SHEET FOR

Prana “Bio Nutrient Medicinals”

Distribution and Licensing Agreement

This Term Sheet is to definitively agree to a Distribution and Licensing Agreement by and between UCANN California Corporation, (“UCANN” or “Licensor”) a California corporation whose address is 1600 Broadway, Suite 1600, Denver, Colorado 80202 and Patients Mutual Assistance Collective Corporation, a California corporation dba Harborside Health Center (“Harborside” or “Licensee”) located at 1840 Embarcadero, Oakland, California 94606. UCANN and Licensee may be referred to herein collectively as the “Parties” on the following terms:

UCANN is engaged in the manufacture and development of a bio-nutrient based concentrate (“Concentrate”), the invention, formulas and other intellectual property of which is an industrial secret of UCANN; and

UCANN is authorized to grant the rights relating to the Concentrate, Products (as defined herein) and its associated trademarks, logos, and other approved intellectual property, which shall be set forth in Schedule A attached hereto (“Prana IP”); and

Licensee desires to use the Concentrate, Prana IP and Packaging (which may include, but not be limited to, containers, labels, hangtags, displays, and/or signage) (the "Packaging") in connection with the marketing, sale or distribution of cannabis-based products approved by UCANN (“Products”).

DEFINITIONS.  The following terms shall have the following definitions for the purposes of this Agreement.

Prana IP. The term Prana IP shall refer to all intangible property rights owned by UCANN relating in any way to the Prana “Bio Nutrient Medicinals” brand and products, including but not limited to the Concentrate, Products, Trademarks or UCANN’s processes, know-how, formulas, trade secrets, technical operations, cultivation or processing techniques, business processes and methods, Internet websites, or other technologies which relate to UCANN’s technical, scientific, research, process, technique, methods or technologies relating to, or used in conjunction with the Products, or Concentrate, patented and patentable designs and inventions, all design, plant and patents, service marks, trade names, brand names, logos, copyrights, trade dress and other proprietary source-identifying indicia of goods and services whether or not patentable, or subject to copyright, trade secret, or other intellectual property protection.

Prana “Bio Nutrient Medicinals” capsule. The term Prana “Bio Nutrient Medicinals” capsule shall refer to UCANN’s Prana “Bio Nutrient Medicinals” branded Concentrate product in a capsular form and any Prana IP relating to, or used in conjunction with the production, development, and sale of UCANN’s Prana “Bio Nutrient Medicinals” capsule.

Prana “Bio Nutrient Medicinals” sublingual.  The term Prana “Bio Nutrient Medicinals” sublingual shall refer to UCANN’s Prana “Bio Nutrient Medicinals” branded Concentrate produced in a form to be administered sublingually, and any Prana IP relating to, or used in conjunction with the production, development, and sale of UCANN’s Prana “Bio Nutrient Medicinals” sublingual.

Products. The term "Product" or "Products" shall mean any of the marijuana infused products which are manufactured and packaged using the Concentrate and Prana IP in accordance with the Specifications including, without limitation, Prana “Bio Nutrient Medicinals” sublingual, Prana “Bio Nutrient Medicinals” capsule and any other authorized products described on Schedule B, attached hereto and incorporated herein by reference, as such Schedule B may be amended from time to time, and shall include the Packaging.

Effective Date:

August 10, 2015

Term:

Four months

License:

To sell and distribute the Products in California in its licensed Medical Marijuana Business owned and operated by Licensee, provided that all such facilities are licensed at the state and local level in good standing, and lawfully operating pursuant to the California Marijuana Code. Licensee shall advertise, promote, market, sell or distribute the Products solely in the Packaging approved by UCANN.

Exclusivity:

This arrangement is nonexclusive.

Obligations of Licensor:

At UCANN’s expense, UCANN shall provide:

•

detail descriptions of the Products,

•

educational literature,

•

patient education,

•

patient on boarding into the ACT Now software program,

•

support for Licensee staff and

•

at least two Licensor staff members at the booth while Licensee’s store is open.

Obligations of Licensee:

At Harborside’s expense, Harborside shall provide:

•

safe, insured and properly licensed facilities for the sale of Products,

•

point of sale (“POS”) systems to facilitate the sale of Products,

•

support staff for POS systems and sale of Products,

•

sales reporting, including weekly sales reports and license fee calculations.

Fees and Payments:

Licensee shall pay to UCANN a Licensing Fee in the an amount equal to 25% above the wholesale price , computed on a weekly basis (Saturday through Friday) and payable to Licensor on the Monday immediately following the previous week’s retail sales.

Delivery of Payment:

Payments shall be delivered by Licensee to UCANN in negotiable United States currency, check or wire transfer at UCANN’s business address at:

Attention: UC California Corporation

1600 Broadway

Suite 1600

Denver, CO 80202

or at such other location as UCANN may, from time to time, designate in writing and with advanced notice to Licensee.

Termination:

At any time for any reason upon 24 hours written notice

Governing Law:

Colorado

Notices:

For Patients Mutual Assistance Collective Corporation:

1840 Embarcadero

Oakland, California 94606

For UCANN:

UC California Corporation

1600 Broadway, Suite 1600

Denver, Colorado 80202

AGREED: __________________________

Date:    8/11/15

UCANN California Corporation

Name: /s/ Earnest Blackmon, CEO

AGREED: __________________________

Date:    8/11/15

Harborside Health Center

Name: /s/ Mark McMillian, CFO

SCHEDULE A

INTELLECTUAL PROPERTY

1.

Prana “Bio Nutrient Medicinals” Capsule in the following varieties:

a.

Prana P1;

b.

Prana P2;

c.

Prana P3; and

d.

Prana P4;

which includes all solutions, oversight and management, research and development, technology, scientific information, ingredient list, ingredient mix and other associated intangible and tangible information relating to the products.

2.

Prana “Bio Nutrient Medicinals” Sublingual in the following varieties:

a.

Prana P1;

b.

Prana P2;

c.

Prana P3; and

d.

Prana P4;

which includes all solutions, oversight and management, research and development, technology, scientific information, ingredient list, ingredient mix and other associated intangible and tangible information relating to the products.

SCHEDULE B

PRODUCTS

1.

Prana “Bio Nutrient Medicinals” Capsule in the following varieties:

a.

Prana P1;

b.

Prana P2;

c.

Prana P3; and

d.

Prana P4.

2.

Prana “Bio Nutrient Medicinals” Sublingual in the following varieties:

a.

Prana P1;

b.

Prana P2;

c.

Prana P3; and

d.

Prana P4.

SCHEDULE C

AUTHORIZED BRANDS

Prana “Bio Nutrient Medicinals”:

a.

Prana P1;

b.

Prana P2;

c.

Prana P3; and

d.

Prana P4.